Exhibit 99.1

IIOT-OXYS, Inc. Provides Business and SEC Form 10-K Filing Update

CAMBRIDGE, MA / ACCESSWIRE / May 29, 2020 / IIOT-OXYS, Inc. (OTC PINK: ITOX) announced an update on business and their 2019 Annual Report on Form 10-K filing. Cliff Emmons, CEO of IIOT-OXYS, Inc. stated, “IIOT-OXYS, Inc. is committed to keeping its shareholders well informed on the company’s business and its SEC filings, specifically the filing of the 2019 Annual Report on Form 10-K.”

Due to circumstances stemming from the COVID-19 pandemic, IIOT-OXYS, Inc.’s leadership, legal, accounting, and audit teams determined that the company’s 2019 SEC 10-K filing would be delayed beyond the current deadline of May 29, 2020. Mr. Emmons stated, “Our team has targeted mid-June to file, and is doing everything it can to file as early as possible.”

“We understand our shareholders have been patient for information since our last filing, so we’ve included in this press release a list of answers to Frequently Asked Questions (FAQs) from our shareholders,” stated Mr. Emmons.

FAQs:

Please provide an update to the Company’s business activity since your last filing.

Answer: Due to tight cash flow in Q4 2019 and Q1 2020, the Company focused on its current customers and their ongoing projects. This included successfully completing a pilot program with its Fortune 500 Pharma company, and continuing its bridge monitoring pilot for a New England state’s DOT. Since signing a collaboration agreement with Aingura IIoT, S.L. in March 2020, the Company and its partner are preparing combined use cases to renew engagements with all of the Company’s earlier prospects. The Company expects to close new business with both its previous customers and prospects throughout forthcoming quarters of 2020.

Please comment on market cap, dilution, and management salary over current management’s tenure.

Answer: It is company policy not to directly discuss PPS and market cap, because our management team focuses on executing and growing the Company’s business. It should be noted that the stock was and continues to be volatile, both prior to and since current management came on board in mid-2018, and basing the Company’s value on market cap is not accurate given that volatility. The Company has warned in its risk factor disclosure of the volatility of its share price. With respect to dilution, we recently disclosed shares issued and outstanding in a recent filing on Form 8-K, and we will continue to keep shareholders informed on this matter. As for management salary, it should be noted that throughout 2019, all management compensation was accrued and the executive team received no pay during that period. Given the tight cash flow and current balance sheet, the entire executive team is contemplating forgiveness of accrued and unpaid salary, which will be formally announced in a Form 8-K, once agreements are entered into.

Please comment on Company communications and its website.

Answer: As noted above, tight cash flow in Q4 2019 and Q1 2020 made it difficult to issue Press Releases. We’ve been addressing the more pressing issues with our website, for example, updating our contact phone number. Management asks for your patience in addressing your other concerns with our website.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.